Exhibit (14)(b)

CONSENT OF COUNSEL

We consent to the reference to our Firm in the Registration Statement on Form N-14 of SunAmerica Specialty Series as filed with the Securities and Exchange Commission on or about July 29, 2013.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

July 29, 2013